EXHIBIT 10.14

***Indicates that a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

SUPPLY AGREEMENT

This Supply Agreement (hereinafter “Agreement”) is effective as of the 1st day of January, 2002, by and between Crown Cork & Seal Company, Inc., a Pennsylvania corporation, with a place of business at One Crown Way, Philadelphia, PA 19154 (hereinafter the “Supplier”) and Cott Corporation, a Canada corporation, with a place of business at 333 Avro Avenue, Pointe-Claire, Quebec H9R 5W3 (hereinafter “Buyer”).

IN CONSIDERATION OF the sum of one dollar ($1.00) now paid by each of the parties hereto to the other (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), the mutual covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

1. SCOPE; PRODUCTS; SPECIFICATIONS

(a)	Supplier hereby agrees to supply to Buyer and its current and future affiliates world-wide (and Buyer collectively with such affiliates, or any such entity individually, will hereinafter sometimes be referred to as the “Buyer Group”), and Buyer agrees to purchase from Supplier, except as otherwise provided in this Agreement, 100% of Buyer Group’s requirements (as soon as practicable following the expiration of any pre-existing contractual commitments, and with the exception of: (i) those [***] listed on Schedule 1(a) to this Agreement; (ii) any future [***]who [***] despite Buyer’s [***] to [***]; (iii) any present or future [***] for whom any member of Buyer Group [***] in circumstances where such [***] and (iv) [***] production facility, which is currently a [***]for a member of Buyer Group) for the following products (the “Products”), in accordance with and pursuant to the terms of this Agreement:

Aluminum beverage cans, in sizes of 355ml, 330ml, 250ml, 200ml and 150ml, and ends, in sizes of 202 (and 206 where required by Buyer) and any other sizes required by Buyer Group, based on Buyer Group’s current portfolio of beverage products (collectively, the “Agreed Can/End Sizes”). It is understood and agreed that, subject to the balance of this Section 1 and to Section 3(h), for North America the can size will be 355ml and the end size will be 202.

At Buyer’s option where Supplier has the available equipment capability, Supplier will supply cans in any other sizes that are less than 355ml and ends in any other sizes in addition to the Agreed Can/End Sizes. If Supplier is unable or unwilling to supply any such other can and/or end sizes in addition to the Agreed Can/End

Sizes where Supplier has the equipment capability, Supplier shall be deemed to have failed to supply Products in accordance with its obligations under this Agreement. For purposes of this Agreement, the term “equipment capability” shall mean the Supplier having the installed equipment available to produce such Products in a plant already supplying such Products or substantially equivalent products to Supplier’s other customers’ filling locations located in the same country (and for such purposes Canada and the United States shall be deemed to be a single country) as the Buyer Group facility that Buyer proposes to be supplied by Supplier, whether or not Supplier has any available capacity to run Products on such equipment and whether or not Supplier’s plant is actually located in such country. If in the future Buyer Group requires an end or can size for which Supplier does not have equipment capability, Buyer shall first give Supplier notice of its desire to source such cans and ends and a period of thirty (30) days within which to reach agreement with Buyer, both parties acting reasonably and in good faith, pursuant to which Supplier may supply such cans and ends to Buyer Group. If no agreement is reached within such thirty (30) day period, Buyer Group shall be free to purchase such ends or cans from another supplier, without being considered to be in default of its obligations under this Agreement. If Supplier has the equipment capability to produce any such other cans and ends but not the capacity to do so, Supplier will take whatever steps are necessary to add the capacity such that it shall be able to begin production for Buyer Group within ninety (90) days of being requested to do so by Buyer, failing which Supplier shall be deemed to be in default of its obligations to supply Products under this Agreement and in addition to all of Buyer’s other rights and remedies, Buyer shall be entitled to source such cans and ends from other suppliers without being considered to be in default of its obligations under this Agreement.

Upon mutual agreement of Supplier and Buyer, both acting reasonably and in good faith, and where Supplier has the equipment capability, Supplier will also supply steel cans and ends in the above sizes in accordance with this Agreement and such cans and ends shall also be considered to be “Products”. If Supplier has the equipment capability and does not commence supplying steel cans and ends, as aforesaid, within ninety (90) days of Buyer’s request, Buyer shall be entitled to source such cans and ends from other suppliers without either party being considered to be in default of its obligations under this Agreement. If in the future Buyer Group requires a steel can and/or end for which Supplier does not have equipment capability, Buyer shall first give Supplier notice of its desire to source such cans and ends and a period of thirty (30) days within which to reach agreement with Buyer, both parties acting reasonably and in good faith, pursuant to which Supplier may supply such cans and ends to Buyer Group. If no agreement is reached within such thirty (30) day period, Buyer Group shall be free to purchase such cans or ends from another supplier, without either party being considered to be in default of its obligations under this Agreement. For greater clarity, it is understood and agreed that in no event can Buyer Group be required to convert to steel cans and ends from aluminum cans and ends. Notwithstanding the above or anything else in this Agreement to the contrary, the parties acknowledge that Supplier Group shall have no obligation to supply Buyer Group with aluminum cans and/or ends in a country where Supplier Group is already supplying the market with only steel cans and/or ends and, in particular, the parties acknowledge that the Products currently being supplied and that shall be supplied by Supplier Group to Buyer Group in Spain shall be steel cans and ends. It is understood and agreed that Supplier shall have no obligation to supply Buyer Group with aluminum cans and ends in Spain, but, if Buyer Group requires aluminum cans and ends in Spain, Buyer Group shall be entitled to buy such aluminum cans and ends from other suppliers pursuant to Section 1(e) of this Agreement.

(b.1)	Schedule 1(b.1) contains the list of [***]that have been authorized by Buyer and Supplier to [***], subject to and in accordance with the terms of this Agreement. Supplier acknowledges and agrees that Buyer cannot [***] whether any of its [***] (including those listed on Schedule 1(b.1)) [***] any or all of their [***] for [***] from [***]. Buyer will, however, use [***] to try to [***] them to do so, but this shall not require Buyer to do anything that may be construed as an attempt to induce any such [***] to breach any agreements to which they are bound to [***] from [***]. Buyer and Supplier may mutually agree (from time to time) to authorize any of Buyer Group’s future [***] to [***] directly from Supplier under this Agreement and at such time(s) Schedule 1(b.1) will be updated to add any additional [***] under this Agreement.

(b.2)	Any Buyer Group manufacturing facilities that are currently under a supply agreement with another vendor will be supplied by Supplier as soon as practicable following the termination date of the contract(s). Actual can and end purchases for [***] and estimated can and end purchases for [***] are shown by location on Schedule 1(b.2) attached to this Agreement. For greater clarity, Supplier acknowledges and agrees that all rights and remedies set out in this Agreement that are available to Buyer are similarly (but without duplication) available to all members of Buyer Group [***] pursuant to this Agreement (despite the fact that certain provisions of this Agreement may or may not specifically reference Buyer Group or [***] pursuant to this Agreement). [***]

(c)	Supplier and all of Supplier’s current and future affiliated companies world-wide (collectively the “Supplier Group”) will be bound by this Agreement. With respect only to Buyer Group’s requirements for Products for any present or future Buyer Group manufacturing facilities (including without limitation, but subject to Section 1(b.1) of this Agreement, those of [***] designated by Buyer and [***] under this Agreement) located outside of North America, the United Kingdom, Mexico and Spain (it being understood and agreed, for greater clarity, that Supplier has an absolute obligation pursuant to the terms of this Agreement to supply Products to Buyer Group and its [***] filling locations within North America, the United Kingdom, Mexico and Spain), in the event that Supplier Group (including for such purposes, controlled joint venture entities in which any member of Supplier Group is a member) has the equipment capability but does not have the available capacity in an existing facility to support Buyer Group’s acquisitions or expansion, Supplier shall add capacity within a time period not to exceed twelve (12) months in order to so supply, failing which Supplier shall be deemed to have failed to supply Products in accordance with its obligations under this Agreement.

(d)	For purposes of this Agreement, “affiliate” of any party means any entity that, directly or indirectly, controls, is under common control with or is controlled by that party and “affiliated” has a corresponding meaning. For purposes of this definition and this agreement, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any entity, shall mean the possession, directly or indirectly, of more than 50% of the voting securities of such entity.

(e)	Notwithstanding anything in this Agreement to the contrary, Supplier shall have no obligation to supply Products to filling locations located in any countries outside North America, the United Kingdom, Spain (but subject to the last sentence of Section 1(a) with respect to the supply of aluminum cans and ends in Spain) and Mexico if Supplier Group or controlled joint venture entities in which any member of Supplier Group is a member does not already have the equipment capability within, or serving customers in, any such country, and Buyer Group shall be free to purchase cans and ends in respect of filling locations in such countries from other suppliers without being considered to be in default under this Agreement.

(f)	The specifications for the Products (including palletizing, on a plant by plant basis) are set out on Schedule 1(f) attached to this Agreement and consist of the specifications for those Products currently being produced by Supplier for Buyer Group (the “Specifications”). Supplier will provide Buyer notice of any proposed future changes to the current Specifications at any Designated Location(s) and will obtain Buyer’s written approval thereto prior to implementation. [***] will pay for all costs of testing, including without limitation, third party testing Buyer Group may require, and any costs required to make any equipment changes in any of Buyer Group’s plants in order to accommodate the changes to the Specifications. Supplier will provide Buyer with all necessary information and product samples required by Buyer in order for Buyer to make an informed determination on the proposed changes. Supplier will inform Buyer if any of the proposed changes to the Specifications have been approved by [***]. Buyer will notify Supplier of its acceptance or rejection of the proposed changes within ninety (90) days of its receipt of all of the above.

(g)	If Supplier is required under this Agreement to make a new investment to add capacity in order to supply Buyer Group in a country where Supplier is not supplying Buyer Group at the time the request to supply is made by Buyer, Supplier has the option to require Buyer to enter into a purchase commitment for that country (“Additional Commitment”) for a term of up to five years (the exact term being at Supplier’s sole discretion) with all of the terms and conditions of this Agreement to apply thereto except that pricing shall be at the Prices set forth in this Agreement [***] and pricing [***] to be[***] (subject to the same [***] of this Agreement and subject also to [***], from time to time, as described below).

[***]

(h)	Notwithstanding anything in this Agreement to the contrary Supplier will not be obliged to supply Products to Buyer Group pursuant to the terms of this Agreement in any countries other than Canada, United States, Mexico, United Kingdom and Spain until such time as the annual volume of purchases by Buyer Group, [***] in the aggregate, reaches 4 billion cans, excluding any future volume that is acquired by Buyer Group and thereafter supplied by Supplier pursuant to this Agreement where any such incremental volume was already being supplied by Supplier immediately before it becomes part of the requirements of the Buyer Group, [***].

2.	TERM

This Agreement shall, subject to any early termination in accordance with the terms hereof, be in effect for a period of five (5) years commencing on January 1, 2002 and expiring on December 31, 2006 (the “Term”).

3.	PRICING AND PAYMENT

(a)	The prices (the “Prices”) charged to Buyer for the Products are set out in Schedule 3(a), and are subject to adjustment as therein set out. Other than as set out in Schedule 3(a), the Prices shall not be increased during the Term. Buyer shall have the right, upon written request from time to time, to request an audit by Supplier’s CPA (currently PricewaterhouseCoopers) of the books and records of Supplier relating to the Price changes in order to obtain a certification by PricewaterhouseCoopers of compliance with this Section 3(a). The cost of the audit shall be paid by Buyer, unless the audit discloses that Supplier has not been in compliance with this Section 3(a), in which case it shall be paid for by Supplier.

(b)	The Prices include [***] and [***] of the Products to the Buyer Group’s or its designated [***] filling locations (each, a “Designated Location”) with title to and risk of loss in the Products passing to Buyer or such [***] as directed by Buyer, at such time as the Products are received at the Designated Location.

(c)	Pallets, tier sheets and top frames (collectively “dunnage”) are the property of Supplier. Dunnage will not be charged to Buyer and Supplier will arrange pick up and loading of all dunnage at Supplier’s own cost.

(d)	Supplier shall produce and deliver the Products as and when required by Buyer Group and in accordance with the terms of this Agreement, including without limitation the terms of the Schedules hereto.

(e)	[***]

(f)	[***]

(g)	If Supplier develops a new can or end (the “New Product”) that [***] to Buyer, then Supplier shall be entitled to [***] to develop and manufacture such New Products, and once [***] (in accordance with this Section 3(g)), [***] of the [***] in the finished Product [***] shall [***] to the Buyer and [***] of the [***] in the finished Product [***] shall [***] to Supplier. Supplier’s [***] shall be over a period of no more than [***] from the date of the [***] and shall be [***] over the [***] over such [***] period for all New Products forecasted to be manufactured by the Supplier over such period (whether for [***] or others). Supplier and Buyer, both acting reasonably and in good faith, shall agree on the [***] of New Products over which the [***] shall be amortized as well as the [***] and the methodology and mechanics for auditing the [***] prior to Supplier [***] The [***] agreed to for [***] manufactured in North America is set forth in the Supplier [***] that is attached hereto as Schedule 3(g).

(h)	Where Supplier introduces an initiative to [***] which results in Buyer Group, [***] incurring any [***] (including without limitation to execute any equipment or production line modification in Buyer plants, e.g. [***] in all plants and the [***] and any other costs associated with inventory of cans and ends that [***], Supplier shall [***] Buyer for all such [***] within thirty (30) days after presentation by Buyer of its [***]. For clarity, such [***] and [***] shall not be included in the [***] referred to in Section 3(g) above. Buyer shall use its [***]

4.	FREIGHT; FAILURE TO SUPPLY; CUSTOMER REFUSAL

(a)	Set out on Schedule 4(a) hereto is a list of the current Designated Locations and Supplier’s current actual freight costs from its manufacturing facilities and warehouses to each Designated Location. Supplier shall update this list from time to time as freight rates change and as Buyer adds or removes Designated Locations and as Supplier adds or removes manufacturing facilities and warehouses (subject to this Agreement).

(b)	Buyer will have the option to take responsibility for transportation of the Products at one or more Designated Location(s), with at least thirty (30) days prior notification to the Supplier, at Buyer’s sole cost and expense from the applicable manufacturing facility or warehouse. If Buyer assumes transportation responsibility:

(i)	title and risk of loss to the Products will pass to Buyer at Supplier’s plant or warehouse of origin, as the case may be; and

(ii)	Supplier will provide Buyer with pick up allowances of no less than Supplier’s actual freight costs for the applicable Designated Location(s).

(c)	In the event Supplier closes a plant or production line, Supplier will supply Buyer Group from another facility on the same terms, or will compensate Buyer for any additional price, transportation, film and plate costs that Buyer Group is required to pay or incur in order to obtain supply from any other supplier until Supplier has resumed supply to Buyer Group in accordance with this Agreement, and in any case without any disruption in supply of Products to Buyer Group. Buyer shall use its best commercial efforts to minimize such additional costs.

(d)	Supplier will use back-up supply from other Supplier plants or purchase supply from other beverage can vendors when there are supply and/or quality problems that cannot be corrected soon enough without affecting supply to Buyer, and all supply shall be at the Prices and on the terms set out in this Agreement (with Supplier being responsible for any other additional film and plate costs).

(e)	Attached hereto as Schedule 1(a) is the initial list of [***] to be supplied products manufactured with [***] Supplier acknowledges that this list may change from time to time, but Buyer will use [***] Buyer Group [***] to be supplied with products manufactured with [***] As soon as reasonably practicable after the execution of this Agreement, Buyer will identify the service, quality, specification and other parameters and requirements that Supplier must satisfy in order to be [***] Buyer will act in good faith with a view [***]. Supplier will have a period of [***] following the identification of the parameters and requirements by Buyer (or until the [***] for [***] initially identified on Schedule 1(a)), working in conjunction with Buyer, within which to satisfy the [***] parameters and requirements. If Supplier cannot satisfy any [***] parameters and requirements (pursuant to a mutually agreed upon process) within that time period then Supplier must [***] to have [***] until Supplier begins [***] Buyer Group for [***] in accordance with this Agreement. If Supplier has satisfied such [***] parameters and requirements, but the [***] manufactured with [***] then Supplier shall not be obligated to [***]

(f)	If at any time during the Term of this Agreement any Products do not comply with the Specifications, including for such purposes the requirements contained in Sections 7(a) and 7(b), or Supplier is unable or unwilling to manufacture or supply the Buyer Group, [***] with its agreed supply commitments in accordance with this Agreement, whether or not as a result of Force Majeure, Supplier shall use its best commercial efforts to replace the non-conforming Products within a time period that is acceptable to Buyer in Buyer’s sole reasonable discretion. If the Supplier does not so replace the non-conforming Products or fails to so supply Products, unless caused by (A) a Force Majeure event that shuts down at least [***] of Supplier Group’s production capability for Products within or in respect of a given country (and for such purposes Canada and the United States shall be deemed to be a single country) or (B) the failure of Buyer or any other member of

Buyer Group [***] purchasing Products under this Agreement to comply with the terms of this Agreement, including without limitation Section 5(e) below, the following shall apply as Buyer’s exclusive remedies, in addition to the remedies set forth in Section 6(b) and Section 8 below:

(i)	Supplier shall indemnify Buyer Group, [***] (as the case may be) for all reasonable direct out-of-pocket losses, costs, damages and expenses suffered or incurred by them as a result of a failure by Supplier to replace or supply such Products, including without limitation, additional costs incurred by them to obtain Products or similar products from another supplier.

(ii)	Supplier, in addition to the other rights and remedies set out in this Agreement that are available to Buyer Group, [***] shall be responsible for: (A) the reasonable direct out-of-pocket costs of removal, return and destruction of such defective Products and their contents pursuant to Buyer’s instructions working in conjunction with the Supplier and/or customers of the Buyer Group, [***] for disposal or destruction of the defective Products, (including without limitation any [***] on Buyer Group, [***] with respect thereto, but [***]; (B) the cost of such defective Products, based on the net charges, per thousand cans and ends as invoiced to Buyer; and (C) the cost of the contents of such defective Products (as determined by the direct costs of materials, labour and transportation incurred with respect to such contents). Supplier must be provided with the opportunity to inspect non-conforming Products prior to any reimbursement hereunder. Buyer will verify any costs [***] in writing.

(g)	Buyer Group, [***] will use best commercial efforts to minimize any such costs, downtime and any other monies for which it seeks reimbursement from Supplier pursuant to this Section 4. Except as otherwise explicitly set out in this Agreement, Supplier Group shall in no event be liable for lost profits or other consequential or incidental damages.

5.	PRODUCTION AND INVENTORY

(a)	Buyer shall provide Supplier on a monthly basis with a 3-month rolling forecast of requirements by Designated Location. The Supplier acknowledges that any forecast provided by Buyer is a good faith estimate only, and is not a commitment on the part of Buyer or any other member of the Buyer Group [***] to purchase any quantity of Products.

(b)	Supplier shall supply each Designated Location from its closest applicable manufacturing location(s), however if the closest Supplier manufacturing location is more than 500 miles from a Designated Location or if the manufacturing location is across a body of water, Supplier and Buyer will jointly determine a list of SKUs and min/max inventory levels of at least thirty (30) days supply for each

SKU to store and ship from a local warehouse to be maintained by Supplier at its cost within 50 miles from the relevant Designated Location.

(c)	Whenever the inventory level of any SKU reaches or falls below the pre-determined inventory amount equivalent of at least thirty (30) days supply, Supplier will replenish its local warehouse to the pre-determined levels within five (5) business days. The same procedure will apply on inventory of ends. The only exceptions to this program will be special order and/or cans intended for export out of the country in which such cans have been filled, which will be produced within 48 hours written notice and delivered within 96 hours if required by Buyer.

(d)	Supplier shall provide to Buyer a detailed inventory report (including in-transit inventory) every month by the seventh (7th) day after the end of each month for the prior month for each warehouse and manufacturing location.

(e)	Buyer shall fax its releases of requirements for each Designated Location for the following week (quantity by SKU) no later than Thursday noon. Releases will be in full truckload quantities with date/time required to arrive at the Designated Location.

(f)	Supplier shall assign an employee to review inventory levels and forecasts with Buyer on a monthly basis, to assure optimum levels are kept and to avoid any slow movers and obsolescence.

(g)	Prior to every shipment, Supplier will inspect all cans and ends prior to shipment to or pick up by Buyer to ensure they arrive at the Designated Locations free of damage (but even if any such inspection(s) disclose no damage Supplier shall nonetheless be responsible in accordance with this Agreement for any damage that occurs prior to risk of loss shifting to Buyer).

(h)	The Supplier will be responsible for maintaining inventory levels sufficient to service the Buyer Group’s requirements in keeping with Buyer’s forecasts from time to time. The Supplier will be responsible for all freight, storage and handling charges associated with warehousing finished goods inventory.

6.	ADDITIONAL CLAUSES

(a)	Super Ends

At Buyer’s request, Supplier will begin supplying Super Ends at the following annual rate for production within 90 days following qualification of such ends by Buyer at those Designated Locations where they are qualified:

“SUPER END” AVAILABILITY:

2002:	100% of requirements of Buyer Group, [***] (North America)

2003:	100% of requirements of Buyer Group, [***] (North America, UK (by no later than October 1, 2003, provided that if Supplier is not ready to begin supplying Super Ends in UK by such date it shall nonetheless begin to [***] in accordance with Section 3(g), at the same time as it begins to [***] and continue thereafter to [***] but only to the extent that Buyer has [***], and provided further that, if Supplier makes [***], then the provisions of Section 3(g) of this Agreement shall apply thereto) and, by mutually agreeable timing, in Mexico* and Europe*)

2004:	100% of requirements of Buyer Group, [***] (North America, Mexico*, UK* and Europe*)

2005:	100% of requirements of Buyer Group, [***] (North America, Mexico*, UK* and Europe*)

2006:	100% of requirements of Buyer Group, [***] (North America, Mexico*, UK* and Europe*)

in each case subject to the limitations otherwise set out in this Agreement. All such [***] shall [***] towards the [***] referred to in Section 3(g).

[*Timing for Mexico, UK (subject to what is set out above for 2003) and Europe is still to be agreed, and in the case of Europe is [***] In the case of Mexico, Supplier shall begin to [***] in accordance with Section 3(g), [***].]

(b)	Missing and Damaged

(i)	Supplier will take all necessary steps in order for cans and ends to arrive at Buyer’s plants free of damage and according to quantities no less than what is reported on Bill of Lading.

(ii)	Supplier and Buyer will jointly monitor Supplier’s performance with quarterly audits for incoming cans and ends from each ship-from location whether a Supplier manufacturing plant or warehouse location. [***] determined to be damaged and missing [***] during the quarter.

(c)	Minimum Production Runs

Where required by Buyer Group [***], the minimum production run will be [***] per SKU instead of the current [***].

(d)	Warehousing

(i)	Supplier will ensure that strict hygiene and handling procedures are established and adhered to at all warehouses whether these are Supplier controlled or privately owned.

(ii)	Warehousing costs will be Supplier’s responsibility.

(e)	Six Sigma Requirements

Supplier shall comply with Buyer’s Six Sigma requirements set forth in Schedule 6(e) to this Agreement.

(f)	Qualification Procedure

Qualification procedures and requirements to convert those plants which do not produce finished product using Supplier’s Products will be supplied by Buyer within 60 days from the date this Agreement is signed. Upon mutual agreement of Supplier and Buyer, both acting reasonably and in good faith, these will become Schedule 6(f) to this Agreement.

(g)	Local Technical Support (at Supplier’s cost)

(i)	Seamer Service:

A.	Supplier will assign a local seamer service representative at each filling location with calls made every week.

B.	Supplier will establish specific programs at each plant to improve employee knowledge and skills in operating seamers and to improve efficiency.

C.	Supplier will also establish preventive maintenance programs at every location.

(ii)	Can line efficiency and package integrity:

A.	Supplier will assign a local Technical Service Manager at each filling location with calls made on a regular basis.

B.	The Technical Service Managers will work closely with Buyer’s Plant Managers to develop programs to improve filling line efficiencies and diminish package damage during filling, storage and distribution.

Supplier will, in addition, perform support services at the rates set out in Schedule 6(g) for extraordinary requirements in addition to the services described above. Supplier will not charge Buyer for any technical support and expertise provided by Supplier’s technical center with respect to third party claims.

(h)	Plant Communication / Qualification

(i)	The names, titles, phone numbers (during and after office hours and weekends) and pager numbers of all key plant and warehouse personnel including sales and technical services are listed on Schedule 6(h).

(ii)	Supplier will update Schedule 6(h) at a minimum every quarter or whenever there are changes to the list.

(iii)	Supplier will establish adequate Customer Service Representation and lines of communication at the local level among Buyer Group’s, [***] and Supplier’s plants and warehouses.

(iv)	Supplier and Buyer will agree on a mutually acceptable date when Supplier will visit each filling location, it has been awarded in order to establish contacts and mutually agree on a plan for a seamless transition. This will include, among other things; plant visits, qualification, safety stock procedure, manufacturing and delivery lead times, trial run, warehousing, ordering procedure, QA/QC procedures, technical and sales representation. The date of visit will be no later than 120 days prior to Supplier beginning supplying these locations.

(v)	Supplier will do same as above whenever it plans to start up a new beverage line or manufacturing plant to supply Products pursuant to this Agreement.

(i)	New Customer Support

When needed Supplier will provide Buyer Group, [***] all the necessary support to help secure new business. This includes, Supplier and Buyer Group, [***] visiting potential customers to present Supplier’s capabilities, specifications, QA/QC procedures, producing sample runs, making plant visits, etc.

(j)	[***]

(i)	Supplier will [***] Buyer for any [***] Buyer Group, [***] experience when [***] to Supplier’s cans and ends.

(ii)	Supplier will [***]

(k)	Graphic and Plate Changes

(i)	Buyer will supply Supplier with camera ready artwork for new designs and changes to existing designs. Supplier will pay for film and plate costs.

(ii)	Supplier will charge [***] for designs that are “wet on wet”, require more than 4 color printing or white base coat, except that for any new SKUs in Buyer’s system for which Buyer requires white base coat Buyer and Seller must mutually agree on quantity, location and upcharge if any, [***] and failing agreement Buyer shall be free to purchase such cans (and corresponding ends) from another supplier.

(l)	Supplier shall provide Buyer with a detailed summary of its QA/QC procedures and allow Buyer to review Supplier’s QA/QC procedures in full from time to time upon request (but not make copies thereof).

7.	REPRESENTATIONS; WARRANTIES; COVENANTS

(a)	Supplier represents, warrants and covenants that:

(i)	the Products will, at the time of receipt by Buyer Group, [***] comply in all respects with all laws, regulatory policies, rules and orders (collectively “Laws”) and conform in all respects to the Specifications and will be suitable and useable as a commercially acceptable container for beverages intended for human consumption;

(ii)	the materials which Supplier uses in connection with the manufacture of the Products (A) will be free of defects in materials and workmanship and (B) will neither contain unsafe food additives nor be adulterated in any way (provided however in no event Supplier incur any liability under this warranty or that set out in (i) above where the containers are not packed, stored and distributed by Buyer in accordance with good business practice, or where the alleged damage results from rust or outside corrosion occurring after receipt of the Products by Buyer and not due to some defect with the Products, or from improper capping, closing, crimping, filling and gassing operations by Buyer);

(iii)	each pallet of Products shall have attached thereto a slip indicating the date and shift when such Products were produced and such other information as is mutually acceptable to the parties hereto;

(iv)	Supplier has the necessary corporate authority and capacity to enter into this Agreement, and that the entering into by Supplier of this Agreement and the performance of its obligations hereunder will not contravene or violate or result in the breach (with or without the giving of notice or lapse of time, or both) or acceleration of any obligations of Supplier under the provisions of any license, permit or agreement to which Supplier is a party or by which it (or its assets) is bound; and

(v)	Supplier has, and will continue to have during the Term of this Agreement, the necessary production and operational capacities and abilities to fulfil its obligations under this Agreement.

(b)	Notwithstanding anything to the contrary contained in this Agreement, and in addition to the rights of Buyer Group and the obligations of Supplier set out in this Agreement, Supplier agrees to indemnify, defend and hold Buyer Group and all employees, agents, directors, officers, [***] of Buyer Group and third party customers of, and who contract with, Buyer, any member of Buyer Group, [***] to produce beverages for them (collectively, the “Buyer Indemnified Parties”) harmless from and against any and all direct and indirect third party claims for personal injury or property damage to the extent arising from any breach by Supplier of any of the representations, warranties or covenants set forth in this Agreement, provided that Buyer gives Supplier prompt notice of such claim, cooperates in the defense thereof (which will include such matters as providing Buyer employees for interview, deposition and testimony at trial and production of relevant documents) and grants Supplier the right to handle, defend or otherwise dispose of such claim as it may determine at Supplier’s sole cost and expense.

(c)	In view of the warranties set forth above, Supplier makes no other warranty, whether of merchantability, fitness or otherwise, express or implied in fact or by law.

8.	TERMINATION AND DEFAULT

If the Supplier breaches this Agreement or any warranty, representation or covenant contained in this Agreement, Buyer may notify the Supplier in writing outlining the details of such breach. A failure by Buyer to notify the Supplier is not a waiver by Buyer of any such breach or of any rights and remedies available to Buyer as a result of such breach, except for the right to terminate this Agreement. If the breach is not remedied by Supplier within thirty (30) days from the date of written notification to remedy the breach, or, if the breach cannot reasonably be remedied within thirty (30) days, if substantial steps to commence a cure are not initiated within such thirty (30) day period, then Buyer may, in addition to all of its other rights or remedies, whether under this Agreement or in law or in equity, terminate this Agreement by providing written notification thereof to the Supplier. In addition, this Agreement may be terminated by either party upon the occurrence and continuance of any of the following, such termination to be effective immediately upon delivery of a written notice to the other party:

(a)	If a petition in bankruptcy or under a similar applicable law shall be filed by or consented to by the other party, or if the other party makes a proposal to its creditors or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official for its business or assets or makes an assignment for the benefit of its creditors;

(b)	If the other party becomes insolvent or ceases to carry on business, or takes action to liquidate assets, or stops making payments in the usual course of business;

(c)	If a petition in bankruptcy or under a similar law shall be filed against the other party and shall remain undismissed or unstayed for a period of thirty (30) days; or

(d)	If the other party’s business or assets shall be placed in the hands of a trustee, receiver, liquidator, custodian or other similar official by any court, governmental or public authority or agency having jurisdiction, or if an order shall be made or resolution passed for the winding-up or the liquidation of the other party or if the other party adopts or takes any corporate proceedings for its dissolution or liquidation (other than as part of a bona fide corporate reorganization).

9.	FORCE MAJEURE

Neither party shall be liable for failure or delay in performance under this Agreement due in whole or in part to causes beyond the reasonable control of such party, including without limitation, acts of God, civil commotion, sabotage, fire, flood, explosion, acts of any government, unforeseen shortages or unavailability of fuel, power, inability to obtain or delay in obtaining governmental approvals, permits, licenses or allocations, and any other causes which are not within the reasonable control of the party affected, whether or not of the kind specifically enumerated above; provided, however, such shall not excuse Buyer or the Supplier from paying any amounts due the other hereunder. Either party affected by any such circumstances shall promptly give written notice thereof to the other party. During any such period of Force Majeure affecting the Supplier, the Supplier shall allocate its available supply among its customers in the same proportion as existed before the occurrence of any such circumstances. Performance of this Agreement shall be resumed as quickly as reasonably possible after the party affected by any such circumstances has notified the other party that the condition(s) is/are remedied. In the event raw material supplies are reduced by the Supplier’s vendors, the Supplier shall balance such reductions proportionately to all the Supplier’s customers of products similar to the Products. Purchase and/or supply obligations would be reduced only to the extent of the direct effect of the respective Force Majeure circumstance. If the Buyer Group purchases products similar to the Products as a result of a force majeure circumstance affecting the Supplier, any such purchases shall count towards any volume rebates or discounts and/or purchasing obligations of Buyer under this Agreement.

10.	PATENTS, TRADEMARKS, COPYRIGHTS, AND UNFAIR COMPETITION

The Supplier warrants to Buyer that the Products manufactured and the use thereof in the form furnished by the Supplier excluding any labels or specifications supplied by Buyer will not infringe any United States or Canadian patents, trademarks, copyrights or other rights of third parties. In the event of a claim of any such infringement and provided that the Supplier is notified thereof promptly upon Buyer becoming aware of such infringements and provided further that the Supplier is given the complete defense of such action at its sole cost and expense, the Supplier agrees to defend, indemnify, and hold the Buyer Indemnified Parties harmless from and against awards of claims against any or all of the Buyer Indemnified Parties as the result of such infringement. Upon the institution of any suit or action alleging infringement against any or all of the Buyer Indemnified Parties, the Supplier may (i) pay the amounts claimed, provided that prior to such payment the Supplier obtains a full and final release of the claim in favour of the applicable Buyer Indemnified Parties, in form and substance satisfactory to Buyer, or (ii) furnish non-infringing Products, provided they are acceptable to Buyer, or (iii) at the Supplier’s sole option, continue to supply the allegedly infringing Products, provided that in such event the Supplier shall indemnify, defend and hold harmless Buyer Indemnified Parties in respect of any claims which any Buyer Indemnified Party is subjected to on account of infringement if in such suit or action it is held that the manufacture or use of such Products did infringe a United States or Canadian patent, trademark, copyright or other right.

11.	CONFIDENTIALITY

Neither party (in this clause, the “Covenantor”) shall disclose to any third party the price, terms, conditions, purchasing patterns, forecast, or provisions (other than the existence) of this Agreement or any information obtained from the other party (in this clause, the “Covenantee”) which would reasonably be considered confidential or proprietary to the Covenantee without the express written consent of the Covenantee, unless disclosure is required by law, regulation, securities commission, or stock exchanges. If such disclosure is required, Buyer and Supplier shall use their best commercial efforts to obtain confidential treatment and redaction of the pricing terms of this Agreement and related terms including the [***] provisions of this Agreement. Buyer and Supplier agree that the contents of this Agreement are extremely confidential. Accordingly [***] to all of Buyer’s companies, affiliates, [***] will be at an [***] (agreed to from time to time) by Buyer and Supplier and [***] and [***] shall be kept strictly confidential from third parties (subject to the foregoing exceptions) including but not limited to Buyer’s [***] (other than those listed on Schedule 1(b.1)) and other [***]. Nothing in this Section 11 prohibits either party from disclosing any information to members of the Buyer Group or Supplier Group, as the case may be, or to their respective professional advisors.

12.	NOTICES

Any notice or other communication required or desired to be given by this Agreement shall be in writing and delivered by facsimile transmission, registered or certified mail, return receipt requested, or by personal or nationally recognized courier delivery. Any notice or other communication transmitted by facsimile shall be deemed to be received when sent so long as there is valid written confirmation of receipt of the entire transmission. If sent by registered or certified mail, it shall be deemed received 3 business days after the mailing thereof. If a notice or other communication is dispatched by personal or national recognized courier delivery, it shall be deemed to have been received upon the delivery thereof to such address. Any notice or other communication shall be sent to the address given below of the party to be notified, unless such party has previously notified the other of a change of address, in which case the notice or other communication shall be sent to such changed address:

(a)	the Supplier:	Crown Cork & Seal Company, Inc.
One Crown Way
Philadelphia, PA 19154
Attention: VP, Sales - Beverage Division
Fax No.: (215) 698-5335

with (in the case of default notices), a copy to:

Crown Cork & Seal Company, Inc.
One Crown Way
Philadelphia, PA 19154
Attention: General Counsel

Fax No.: (215) 698-6061

(b)	Buyer: Cott Corporation

333 Avro Avenue
Pointe-Claire, Quebec H9R 5W3
Attention: VP, Global Procurement
Fax No.: (514) 428-0180

with (in the case of default notices), a copy to:

Cott – Legal Department
207 Queen’s Quay West, Suite 340
Toronto, Ontario M5J 1A7
Attention: General Counsel
Fax No.: (416) 203-5609

If any notice or other communication is transmitted or delivered or deemed received after 4:00 PM (E.D.T.) on any day or on a non-business day, it shall be deemed received on the next business day.

13.	INTERPRETATION

When applicable, use of the singular form of any word shall mean or apply to the plural, and the neuter form shall mean or apply to the feminine, masculine or plural. The captions in this Agreement, including the heading to sections and paragraphs, are for convenience of reference only and shall not affect its interpretation or construction.

14.	EXHIBITS

All exhibits and all schedules or attachments to exhibits or schedules referenced in this Agreement as annexed hereto are incorporated herein by reference and made a part hereof. From time to time, any exhibit, schedule or attachment may be amended. Once amended, the restated exhibit, schedule or attachment incorporating such amendments shall be executed in accordance with Section 15 hereof and then annexed to this Agreement.

15.	AMENDMENTS

This Agreement may not be amended except in a writing executed by authorized officers of both parties. All such revisions shall as of their effective date automatically become a part of this Agreement.

16.	GENERAL

If any provision of this Agreement, whether a paragraph, sentence or portion thereof, is determined by a court of competent Jurisdiction to be null and void or unenforceable, such provision shall be deemed to be severed, and the remaining provisions of this Agreement shall remain in full force and effect. Neither party shall be deemed to have waived any right, power, privilege, or remedy unless such waiver is in writing and duly executed by it. No failure to exercise, delay in exercising or course of dealing respect to any right, power, privilege or remedy shall operate as a waiver thereof by either party or of any other right, power, privilege or remedy. No exercise or partial exercise of any right, power, privilege or remedy shall preclude any other of further exercise thereof by either party or the exercise of any other right, power, privilege or remedy by either party.

17.	PRIOR AGREEMENTS AND MERGER

This Agreement contains the entire agreement of the parties and there are no agreements, representations or understandings with respect to the subject matter hereof other than those stated or referred to herein or signed. This Agreement supersedes any and all other agreements, representations or understandings, written or oral, between the parties to this Agreement with respect to the subject matter hereof made prior to the date of execution of this Agreement.

18.	GOVERNING LAW

This Agreement shall be governed by and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws principles. The parties hereby attorn to the non-exclusive jurisdiction of the courts of the State of New York.

19.	ASSIGNMENT

Neither this Agreement nor the rights or the obligations of the Supplier under this Agreement shall be assigned or otherwise disposed of by the Supplier, except to a wholly owned subsidiary of Supplier, without the prior written consent of Buyer, which consent shall not be unreasonably withheld. An indirect or direct change of control of the Supplier in law or in fact shall be deemed an assignment of this Agreement by the Supplier; provided, however, that an internal reorganization involving the creation of a new publicly traded holding company that owns (directly or indirectly) 100% of Supplier (for example the 2003 creation of Crown Holdings, Inc) shall not be deemed such a change of control. Subject to the foregoing provisions of this Section 19, this Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

20.	CURRENCY

Unless otherwise expressly indicated, all dollar amounts in this Agreement refer to lawful currency of United States of America.

21.	TIME OF THE ESSENCE

In this Agreement, time shall be of the essence.

IN WITNESS WHEREOF the parties have executed this Agreement on the 11th day of November, 2003, but with effect as of the 1st day of January, 2002.

CROWN CORK & SEAL COMPANY, INC.		COTT CORPORATION

By	/s/ William T. Gallagher	By	/s/ John Sheppard

Name:	William T. Gallagher	Name:	John Sheppard
Title:	Vice President	Title:	President and COO

		By	/s/ Ivan Grimaldi

		Name:	Ivan Grimaldi
		Title:	Vice President, Global Procurement

Schedule 1(a)

[***]

Schedule 1(b.1)

[***]

[***]

[***]

[***]

[***]

[***]

Schedule 1(b.2)

[***] Actual Volume; [***] Forecast Volume

[*** - Three pages omitted]

Schedule 1(f)

Specifications

[*** - 21 pages omitted]

Schedule 3(a)

Prices

          Prices throughout the Term of this Agreement shall be as set forth in this Schedule 3(a), subject only to those changes that are expressly provided for in this Schedule 3(a).

          I. ALUMINUM PROGRAM

a)	Subject to Sections (i), (ii) and (iii) under PRICES in this Schedule 3(a), adjustments will be made on [***] to reflect changes (increases or decreases) in the [***] adjustments will be based on the [***] period, preceding the adjustment date. The [***] adjustment will be based on the [***] period preceding the adjustment date. Calculations of any adjustments will be made based on [***] or some other mutually agreeable publication if [***] is no longer publishing.

b)	Floor price – There will be [***] as part of Supplier’s pricing program.

c)	Ceiling price – The adjustments for the [***] will be [***] based upon a [***] based on [***] .

d)	[***]

(e)	Buyer acknowledges being advised by Supplier that Supplier’s supply agreements with its aluminum suppliers are currently all scheduled to end on [***]. Therefore, Supplier cannot commit to Buyer that the aluminum program terms set forth above shall continue after [***]. If such contract(s) cause the prevailing terms of Supplier’s current aluminum supply agreements to change, beginning [***], Supplier may change Prices and the aluminum program terms set forth above to reflect terms in Supplier’s new aluminum supply contract(s) with its aluminum suppliers. Supplier agrees that any Price changes made under this Agreement based on Supplier’s [***] shall reflect the [***]. Such changes in [***] will be subject to confirmation by Supplier’s independent auditor (currently PricewaterhouseCoopers). Buyer’s [***] will [***].

(f)	[***] Costs

Prices will be changed to reflect verifiable changes in the [***] component of the price Supplier pays to [***]. Such changes in [***] will be subject to confirmation by Supplier’s independent auditor (currently PricewaterhouseCoopers).

II.	PRICES – United States, Canada and Mexico

All pricing is for cans and ends combined.

i)	Delivered prices effective with shipments on [***], which price already reflects [***]. Buyer shall pay for all Products delivered pursuant to this Agreement [***] within [***] days following the later of the date of the actual receipt of the Products at the Designated Location and receipt by Buyer of the Supplier’s invoice therefor, [***]. Supplier acknowledges that Buyer shall be entitled to satisfy [***]. Invoices and all other payments with respect to Products for Canadian and U.S. and Mexican locations shall be in [***]. Delivered prices in Mexico shall be [***].

ii)	On [***] Prices will [***] the [***] period. Supplier shall be entitled to [***] for that period. Supplier will [***] of the [***] throughout the remaining Term of the Agreement. Following [***], the Prices will be [***] as described in “Aluminum Program” above, and such [***] shall be reflected as an [***] in [***] through the [***] for the balance of the Term.

iii)	In addition to the Price changes to reflect [***], Supplier shall be [***] shall[***] and shall in any event be [***] than the [***] in the [***] The [***] to determine the [***] shall be the [***] and are not subject to subsequent[***]. In order to effect such a [***], Supplier will be required to provide Buyer with at least [***] notice thereof and must provide Buyer with written evidence that Supplier’s [***]. In no event will Buyer be required to accept a [***]. Upon Buyer’s request from time to time, Supplier shall provide Buyer with written verification from its auditors (PricewaterhouseCoopers) that Supplier is in compliance with this paragraph.

[***]

[***]

iv)	Interest at the rate of [***] will be due on all overdue amounts.

III.	PRICES – Outside United States, Canada and Mexico

All pricing is for cans and ends combined.

i)	Delivered prices effective with shipments on [***] and [***], which price already reflects the [***]. Delivered prices in any other country where Supplier will supply Products under this Agreement shall [***] in that country, as agreed by the parties [***] based on [***] and [***]. Buyer shall pay for all Products delivered pursuant to this Agreement [***] within [***] following the later of the date of the actual receipt of the Products at the Designated Location and receipt by Buyer of the Supplier’s invoice therefor, [***]. Supplier acknowledges that Buyer shall be entitled to satisfy [***]. Invoices and all other payments with respect to Products for each country shall be in [***].

ii)	On [***], Prices will [***] the [***] period. Supplier shall be entitled to [***] for that period. Supplier will [***] of the [***] throughout the remaining Term of the Agreement. Following [***], the Prices will be [***] as described in “Aluminum Program” above.

iii)	In addition to the Price changes to reflect [***] changes, Supplier shall be [***] shall [***], and shall in any event be [***] than the [***] in the [***] The [***] used to determine the [***] shall be the [***] and are not subject to subsequent [***]. In order to effect such a [***] change, Supplier will be required to provide Buyer with at least [***] notice thereof and must provide Buyer with written evidence that Supplier’s [***]. In no event will Buyer be required to accept a Price [***]. Upon Buyer’s request from time to time, Supplier shall provide Buyer with written verification from its auditors (PricewaterhouseCoopers) that Supplier is in compliance with this paragraph.

[***]

[***]

iv)	The pricing set forth above will also apply to all [***]. The Price for [***] will be adjusted from time to time to reflect changes in the price for [***].

v)	The pricing set forth above will [***], provided, however, that, with respect to the [***], Buyer will pay Supplier £ [***].

vi)	[***] outside of Europe may be subject to adjustment to reflect [***]. From time to time Buyer will advise Supplier of its intention to enter a country. Supplier will be required to evidence any

[***] at that time.

vii)	In the event Buyer enters into a market where [***] Supplier shall work with Buyer to [***].

viii)	Interest at the rate of [***] will be due on all overdue amounts.

[***]

[***]

[***]

[*** - Four pages omitted]

Schedule 3(g)

[***] Schedule

[*** - Two pages omitted]

Schedule 4(a)

Designated Locations and Freight Rates

[*** - Two pages omitted]

Schedule 6(e)

SIX SIGMA

          GMP’s / Facility Maintenance – Supplier will comply with standard FDA recommended Good Manufacturing Practices, “GMP’s”, at all production, warehousing and any intermediate locations, controlled by the Supplier, handling materials to be supplied to Buyer. These requirements include, but are not limited to, cleanliness of locations, proper sanitation (as appropriate), compliance with personal hygiene and proper attire policies, hairnet policies, “no-jewelry” policies and “no loose items above the waist policies.” Supplier will maintain current training and GMP review records for all employees and maintain appropriate documented pest control policies and programs.

          Locations and Location Changes – Supplier will inform Buyer of the address and contact persons of each location for which Buyer supplied materials are produced, warehoused, or otherwise maintained; and to which specific Buyer group facilities (including copackers) each of these locations provides materials. Supplier will request approval from Buyer for any and all proposed changes of production location, warehousing, etc., as related to the specific receiving Buyer facilities (including copackers), prior to effect of the change.

          Site Inspections – Buyer reserves the right to periodically, and without prior notice, inspect all facilities related to Supplier Buyer supplied materials for “GMP” and Quality compliance. Buyer reserves the right to pre-inspect “new” or added locations of Supplier production, warehousing or locations associated with handling of materials to be supplied to Buyer.

          Shipping of Out-of-Standard Materials – Suppler will inform and request approval from Buyer Corporate Purchasing and Buyer Technical Services, in advance of shipping to Buyer, any known materials with Quality and / or supply matters related to Buyer supplied materials, regardless of the Supplier interpreted severity of the matter. Buyer reserves the right to inspect and / or further evaluate these materials prior to Supplier shipping to a Buyer facility.

          Can Body, Can End and Associated Packaging Changes – Supplier supplied Cans, Can Ends and associated packaging and shipping materials (i.e. pallets, tear sheets, strapping, etc.) will be in accordance with previously agreed upon standards. Where standards are not established, the materials will be of acceptable Quality, as determined by Buyer.

          Any and all changes to Cans, Can Ends, associated packaging and / or shipping materials from those with agreed upon established parameters; or in cases where parameters are not currently established, changes from those materials currently being received, must be reviewed and approved via

Buyer Corporate Purchasing. Such changes may include, but are not limited to, can or can end design or dimensional changes, raw materials for can or can end production, internal enamel coatings, et al.

          Can and Can End Quality – Supplier will establish and maintain a procedure such that individual Supplier production facilities will provide “conformance to specification” supporting test result data to all specific Buyer receiving facilities (including copackers) and Buyer Technical Services, at an agreed upon frequency and to agreed upon detail, initially established to be “weekly”, for the following identified “Critical parameters”: (Note: These test results should be charted with indications of the mean, specification parameters, upper and lower control limits of the process and standard deviations {or “Sigma” levels}).

          Can Body Manufacturing Critical Parameters:

Factory Finished Can Heights	[***]
Plug Diameter	[***]
Flange Width	[***]
Axial Load	[***]
Buckle	[***]
Metal Exposure	[***]

          Can End Manufacturing Critical Parameters:

Curl Diameter	[***]
Curl Height	[***]
Buckle	[***]
Metal Exposure	[***]
Pull Force	[***]
Pop Force	[***]
Tab Strength	[***]

          In addition to the above physically measurable parameters, Buyer and Supplier (both acting reasonably and in good faith) will mutually establish acceptability parameters for the following attribute data. Once parameters are established, Supplier must run all cans to the Buyer approved standards. COTT PPG or a designated representative of COTT PPG must sign off such standards.

          Can Litho Graphics Clarity and Print Legibility

          Can Litho Register

          Can Litho Color(s)

          Buyer also reserves the right to establish acceptable parameters for these physical attributes:

          Can Dings

          Can Dents

          Can Scratches and

          Can Creases

          Buyer reserves the right to refuse and / or return to Supplier any supplied materials for which there are noted Supplier related Quality issues, either at the time of receipt of the materials, or as a result of poor performance level of these materials. Costs of these materials, shipping to Buyer and / or return shipping to Supplier, destruction costs or any costs related to these materials will be the liability of Supplier. Evaluation of incoming Supplier supplied materials will be at a frequency of Buyer’s discretion. In a timely manner, Supplier may provide supporting evaluation results for questioned materials.

          Commitment to Continuous Process Improvement / Six Sigma – In keeping with Buyer’s internal Continuous Process Improvement / Six Sigma initiatives, Buyer is requiring all of its Suppliers to adopt similar initiatives of Continuous Process Improvement in all aspects and areas of their business relating to manufacturing and delivery of supplied materials, services provided and business relations with Buyer. The target reduction in variance for process standard deviation is to attain a goal of “Six Sigma” with measurable progress.

          Note: Six Sigma variation is defined as “3.4 defects per million”. Buyer Suppliers will periodically be asked to provide the current standard deviation data or “Sigma status” of certain operations. Responses to these requests must be supplied to Buyer within a reasonable period of time and backed-up by supporting data on the process, as necessary.

          Supplier will cooperate with efforts made by Buyer in seeking to reduce variation in product quality and service to Six Sigma performance levels. Supplier will have individuals participating in the Buyer’s Six Sigma training sessions and initiatives and will integrate Six Sigma methodologies into Supplier’s problem solving paradigms.

Schedule 6(f)

Qualification Procedures for Cans Are Attached

Qualification Procedures for Ends to be finalized within 60 days of execution of this Agreement

[*** - 18 pages omitted]

Schedule 6(g)

Service Rates

[***]

Schedule 6(h)
Service Personnel

CROWN CORK & SEAL CO. INC.
Contact Information for Crown
Plants Supplying Cott Beverages

Batesville, MS Plant Manager: Larry Outlaw 195 Crowne Rd. Batesville, MS 38606 Phone: (662) 563-7664 Fax: (662- 563-5639 Home phone: (601) 234-8103	Conroe, TX Plant Manager: Roger Harp 201 n. Frazier St. Conroe, TX 77303 Phone: (936) 539-5401 Fax: (936) 539-1640 Home phone: (936) 866-6502	Olympia, WA Plant Manager: Troy Lovett 1202 Fones Rd. Olympia, WA 98501 Phone: (360) 491-4900 Fax: (360) 459-5226 Home Phone: (360) 4560-8955

Calgary, AB, Canada Plant Manager: Andy Pomerleau 4455-75th Avenue Calgary, AB T2C 2K8 Phone: (403) 236-0241 Fax: (403) 236-0295 Cell: (403) 603-9065 Home phone: (403) 236-0339	Winchester, VA Plant Manager: Frank E. Babic 1461 Martinsburg Winchester, VA 22604 Tel: (540) 662-2591 Fax: (540) 662-5644	Puerto Rico VP. Ops. James T. Bennett 12Km 6Hm – 65th Infantry Ave. Carolina, Puerto Rico 00986 Tel: (787) 769-9650 Fax: (787- 769-8714

Lawrence, MA Plant Manager: David C. Bush 155 Shepard St. Lawrence, MA 01843 Phone: (978) 685-1961 Fax: (978) 686-9964	Mankato, MN Plant Manager: Robert L. Mason 174 Chestnut Street Mankato, MN 56001 Phone: (507) 625-5081 Fax: (507) 625-5075	Worland, WY Plant Manager: Walter M. Wallace III 620 North Fourth St. Worland, WY 82401 Phone: (307) 347-8271 Fax: (307) 347-8275

Cheraw, SC Plant Manager: David T. Pierce 100 Evans Row Cheraw, SC 29520 Tel: (843) 537-9794 Fax: (843) 537-4382	Montreal, QC, Canada Plant Manger: François Carrier 10000 Meilleur St. Montreal, (QC) H3L 3J7 Tel: (514) 389-5961 Fax: (514) 389-0926	Weston, ON, Canada Plant Manger: Dave Baikie 21 Fenmar Dr. Weston, Ont. M9L 2Y9 Tel: (416) 741-6002 Fax: (416) 741-6099 Pager: (416) 339-1529 Home phone: (905) 265-9190

Owatonna, MN Plant Manager: Graham Foulkes 2929 West Bridge St. Owatonna, MN 55060 Phone: (507) 455-1344 Fax: (507) 455-8140	Lakeville, MN Plant Manager: Thomas H. Lundin 8415-220th St. West Lakeville, MN 55044 Tel: (612) 469-5491 Fax: (612) 469-3977	Lacrosse, WI Plant Manager: Kenneth D. Galberaith 1501 St. James St. Lacrosse, WI Phone: (608) 782- 6300 Fax: (608) 785-3484